UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2014

Eagle Bancorp, Inc.

 (Exact name of registrant as specified in its charter)

Maryland	0-25923	52-2061461
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Number)

7830 Old Georgetown Road, Bethesda, Maryland	20814
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  301.986.1800

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 9, 2014, Eagle Bancorp, Inc. (the “Company”) and its wholly owned subsidiary, EagleBank (the “Bank”), entered into an Amended and Restated Employment Agreement, effective as of January 1, 2014, with Ronald D. Paul, and the Bank entered into Amended and Restated Employment Agreements, effective as of August 1, 2014, with the following named executive officers of the Company: James H. Langmead, Antonio F. Marquez, Susan G. Riel and Janice L. Williams.  The new agreements amend and restated employment agreements which would have expired December 31, 2015 in the case of Mr. Paul, and August 31, 2014 in the case of the other named executive officers. The Bank also entered into Non-Compete Agreements with each of the named executive officers.

Mr. Paul’s Amended and Restated Employment Agreement governs his service as Chairman and Chief Executive Officer of the Company and Chairman of the Bank.  The term of Mr. Paul’s agreement extends from January 1, 2014 until December 31, 2017, subject to automatic extension for an additional one year term on each anniversary of the commencement of the term, unless Mr. Paul has given notice of his intent not to renew the term. Under his agreement, Mr. Paul is entitled to receive a current annual base salary of $807,070, subject to periodic increase.  Mr. Paul may receive grants of options or restricted stock, and may also receive a bonus, in the discretion of the Board of Directors.  The agreement provides that upon any termination of the agreement, any unvested awards of options and restricted stock will vest.  Mr. Paul is also entitled to receive a monthly automobile allowance of $1,500 and $1,000,000 of Bank paid life insurance (at standard rates). Mr. Paul is entitled to participate in all other benefit programs generally available to employees or directors of the Bank or the Company. The compensation under Mr. Paul’s employment agreement is in lieu of all other cash fees for service on the Boards of Directors or any committees of the Company and the Bank.  In the event of termination of Mr. Paul’s employment for any reason other than for cause (as defined), Mr. Paul (or his estate), is entitled to receive an amount in cash equal to 1.99 times his then current base salary, subject to certain limitations in the event that the his termination occurs in connection with a change in control (as defined) of the Company or the Bank.

The employment agreements with the other named executive officers, which have substantially identical provisions, each provides for a term extending until August 31, 2017, unless earlier terminated in accordance with the provisions of the agreement. The table below sets forth the current base salary to which each officer is entitled, which was not increased as a result of the new agreements, and the annual car allowance to which the named executive officers are entitled.  Each of these officers is entitled to participation in all other health, welfare, benefit, stock, option and bonus plans, if any, generally available to all officers and employees of the Bank or the Company. Under each agreement, if the officer’s employment is terminated without cause for reasons other than death, disability or in connection with a change of control (as defined), he/she would be entitled to payment of health insurance premiums under COBRA for one year, subject to his/her compliance with the non-compete, non-disparagement, and non-interference provisions of the agreement.

Name and Title	Base Salary	Car Allowance	Bank Paid Life Insurance (at standard rates)(1)
James H. Langmead, Executive Vice President, Chief Financial Officer of Company and Bank	$334,457	$9,000	$750,000
Antonio F. Marquez, Executive Vice President and Chief Lending Officer — Commercial Real Estate of Bank	$290,954	$13,000	$750,000
Susan G. Riel, Executive Vice President of Company; Senior Executive Vice President — Chief Operating Officer of Bank	$430,194	$9,000	$750,000
Janice L. Williams, Executive Vice President — Chief Credit Officer of Bank	$321,376	$9,000	$750,000

In the event of termination of the other named executive officer’s respective employment without cause within 120 days before a change in control, or within 12 months after a change in control; the reduction in his/her compensation or position or responsibilities, or the voluntary termination of employment within the 30 day period following twelve months after a change in control, each of the other named executive officers would be entitled to receive a lump sum payment equal to 1.99 times the sum of (i) his/her base salary at the highest rate in effect during the 12 months preceding termination and (ii) cash bonuses paid to the officer in the most recent 12 months, in the case of Mr. Langmead, Ms. Riel and Ms. Williams, and 0.99 times the sum of (i) his base salary at the highest rate in effect during the 12 months preceding termination and (ii) cash bonuses paid in the most recent 12 months in the case of Mr. Marquez, increasing to 1.99 times his base salary after his fifth anniversary with the Bank, in each case subject to adjustment to avoid adverse tax consequences resulting from characterization of such payment for tax purposes as an “excess parachute payment.”

The Non-Compete Agreements provide that in the event of termination of the officer’s employment by the Bank without “cause” as defined in such officer’s Amended and Restated Employment Agreement, including without limitation, in the event of a change in control” as defined in the officer’s Amended and Restated Employment Agreement, or officer’s resignation following a change in control as provided in the officer’s Amended and Restated Employment Agreement (collectively, “Separation”), and subject to the officer timely signing and delivering to the Bank (a) a General Release and Waiver and (b) a monthly certification regarding compliance with the confidentiality and noncompetion provisions of the Non-Compete Agreement and reporting other compensation, the Bank shall, for one (1) year following the date on which the release is executed and delivered to the Bank, continue to pay the officer, monthly in arrears, salary at the rate being paid as of the termination date, together with an additional amount equal to one-twelfth of the most recent annual cash bonus (incentive plan and discretionary), if any, for each month of the period during which the officer is in full compliance with the provisions of the agreement.

The Non-Compete Agreements require that for one year after termination of the officer’s Amended and Restated Employment Agreement, the officer will not, without express written consent of the Bank (except for services performed for or on behalf of the Bank and its affiliates), directly or indirectly, in any capacity (whether as a proprietor, owner, agent, officer, director, shareholder, organizer, partner, principal, manager, member, employee, contractor, consultant or otherwise) engage in employment or provide services to any person or entity in return for remuneration or a right to remuneration of any kind, including but not limited to current or deferred compensation, wages, salary, fees, benefits, tangible or intangible property or ownership rights or interests or other property rights, whether paid or conveyed to the officer or promised in the future by any person, business or other entity as a result of, or in exchange for, any work or services performed, or any intellectual property conveyed by such officer.

The foregoing description of the terms of the Amended and Restated Employment Agreements and the Non-Compete Agreements does not represent a complete description of all provisions of such agreements.  Copies of the Amended and Restated Employment Agreements with the named executive officers are included as Exhibits 10.1 through 10.5 to this Form 8-K, and copies of the Non-Compete Agreements with the named executive officers are included as Exhibits 10.6 through 10.10 to this Form 8-K.  The Company or Bank also entered into Amended and Restated Employment Agreements and Non-Compete Agreements with certain other executive officers, and a Vice Chairman Agreement with Robert Pincus, copies of which are included as Exhibits 10.11 through 10.18 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement dated as of August 1, 2014, between EagleBank and James H. Langmead
10.2	Amended and Restated Employment Agreement dated as of August 1, 2014, between EagleBank and Antonio F. Marquez
10.3	Amended and Restated Employment Agreement dated as of January 1, 2014, between Eagle Bancorp, Inc., EagleBank and Ronald D. Paul
10.4	Amended and Restated Employment Agreement dated as of August 1, 2014, between EagleBank and Susan G. Riel
10.5	Amended and Restated Employment Agreement dated as of August 1, 2014, between EagleBank and Janice L. Williams
10.6	Non-Compete Agreement dated as of August 1, 2014, between EagleBank and James H. Langmead
10.7	Non-Compete Agreement dated as of August 1, 2014, between EagleBank and Antonio F. Marquez

10.8	Non-Compete Agreement dated as of August 1, 2014, between EagleBank and Ronald D. Paul
10.9	Non-Compete Agreement dated as of August 1, 2014, between EagleBank and Susan G. Riel
10.10	Non-Compete Agreement dated as of August 1, 2014, between EagleBank and Janice L. Williams
10.11	Amended and Restated Employment Agreement dated as of August 1, 2014 between EagleBank and Laurence E. Bensignor
10.12	Amended and Restated Employment Agreement dated as of August 1, 2014 between EagleBank and Michael T. Flynn
10.13	Amended and Restated Employment Agreement dated as of August 1, 2014 between EagleBank and Steven A. Reeder
10.14	Vice Chairman Agreement dated as of June 1, 2014 between Eagle Bancorp, Inc., EagleBank and Robert Pincus
10.15	Non-Compete Agreement dated as of August 1, 2014, between EagleBank and Laurence E. Bensignor
10.16	Non-Compete Agreement dated as of August 1, 2014, between EagleBank and Michael T. Flynn
10.17	Non-Compete Agreement dated as of August 1, 2014, between EagleBank and Steven A. Reeder
10.18	Non-Compete Agreement dated as of August 1, 2014, between EagleBank and Robert Pincus

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BANCORP, INC.

	By:	/s/ Ronald D. Paul
Ronald D. Paul, President, Chief Executive Officer

Dated: December 15, 2014